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                                                                  Exhibit 10.14
                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of April 1, 1996 between Syntellect Inc., a Delaware corporation ("Seller"), and Atlas Telecom, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

         Seller is the holder of all issued and outstanding shares of common stock of Syntellect Network Systems Inc., an Arizona corporation ("SNS").

         Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all issued and outstanding shares of common stock of SNS on the terms and conditions described herein. After consummation of the transactions described herein, Buyer will be the sole shareholder of SNS.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representation and warranties contained herein, the parties agree as follows:

                                   ARTICLE 1
                             SALE OF STOCK; CLOSING

         1.1 Sale of Stock. Subject to the terms and conditions this Agreement, on the "Closing Date", as hereinafter defined, Seller agrees to sell, and Buyer agrees to buy, all of the issued and outstanding shares of common stock, $.01 par value. of SNS (the "Stock") in the manner and pursuant to the terms set forth herein.

         1.2 Price. In exchange for the Stock, Buyer will pay a total of $720,000 or such lesser amount as may be determined pursuant to this Section 1.2 (the "Purchase Price") in monthly installments of $30,000 each, without interest, the first of which shall be due and payable at the "Closing", as hereinafter defined, and the remainder of which shall be due on the first day of each succeeding calendar month beginning May 1, 1996 until the Purchase Price has been paid in full and shall be payable by check of Buyer. The specified Purchase Price of $720,000 shall be reduced by $20,000 for each employee over six of the employees employed by SNS on March 15, 1996 that voluntarily resign from employment by SNS either before or after the Closing Date and prior to August 1, 1996. The $20,000 per employee reduction to the Purchase Price will be immediately applicable in respect of the seventh and each subsequent employee who resigns from employment by SNS prior to August 1, 1996. The specified reduction in the Purchase Price pursuant to this Section 1.2 shall not affect the obligation of Buyer to make the monthly installment payment of $30,000 provided for hereunder but the aggregate amount to be paid by Buyer hereunder shall be the Purchase Price as so reduced.

         1.3 Time of Closing. The closing of this transaction (the "Closing") shall occur on April 1, 1996 or on such other date as is mutually acceptable to Buyer and Seller (the "Closing Date"). The Closing shall take place at 9:00 am at Buyer's offices at 4640 SW Macadam Avenue, Portland, Oregon 97201.

         1.4 Events of Closing. At the Closing, in addition to the matters described in Article V, the following events shall occur simultaneously:

                  (a) Buyer shall pay the first installment of the Purchase Price to Seller by check of Buyer.

                  (b) Seller shall deliver to Buyer certificates representing the Stock, free of any liens, encumbrances or restrictions, properly endorsed or accompanied by stock powers endorsed in blank.

                  (c) Seller shall provide to Buyer all necessary authorization in order that Buyer and SNS will be able to obtain access to all of SNS's bank and other similar accounts, safe deposit boxes, vaults and other secure accounts and places.

                  (d) Seller shall deliver to Buyer all existing Seller and SNS documents, owned by or in the control of Seller or SNS, relating to SNS's business, including but not limited to, all business books and records, and licenses and permits of SNS.
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                                   ARTICLE 11
                    REPRESENTATIONS AND WARRANTIES OF SELLER

              Seller represents and warrants to Buyer as follows:

         2.1 Corporate Existence and Authority. Seller is a corporation duly organized and validly existing under the laws of the State of Delaware. Seller has the full corporate power and authority to enter into and perform its obligations under this Agreement and carry out its terms. Seller has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and is binding upon and enforceable against Seller in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.

         2.2 No Adverse Consequences. Neither the execution and delivery of this Agreement by Seller nor the consummation of the transactions contemplated by this Agreement will (a) violate or conflict with any provision of Seller's or SNS's certificate of incorporation or bylaws, (b) violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Seller or SNS; (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which Seller or SNS is a party or by which either of them is bound or (d) except as provided in Schedule 2.2, require any notices to or consent of any third party, including without limitation any governmental agency.

         2.3 Corporate Existence. SNS is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. SNS has all necessary corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. SNS is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be qualified and in which the failure to be so qualified could have a material adverse effect on the business, properties, operations or financial condition of SNS. Schedule 2.3 contains complete and accurate copies of SNS's articles of incorporation and bylaws and a list of all states in which SNS is qualified or licensed to do business.

         2.4 Subsidiaries. SNS has no subsidiaries and owns no stock or other interest in any other corporation or in any partnership or limited liability company, or other venture or entity.

         2.5 Legal Proceedings. Except as set forth in Schedule 2.5, there is neither pending nor, to the knowledge of Seller, threatened by or against Seller or SNS any legal action, claim, arbitration, investigation or administrative proceeding before any governmental authority that could have a material adverse effect on SNS following the Closing or enjoin or restrict the right or ability of Seller to perform its obligations under this Agreement and, to the knowledge of Seller, there is no basis for any such claim, litigation, proceeding or investigation.

         2.6 Capital Stock. The authorized capital stock of SNS consists of 1,000 shares of common stock, $.01 par value, of which 1,000 shares are outstanding and owned by Seller and constitute all issued and outstanding shares of capital stock of SNS and the Stock for purposes of this Agreement. All shares of capital stock of SNS are validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, puts, calls, commitments, plans or other agreements calling for the purchase, issuance or sale of any shares of the capital stock of SNS. Seller has legal title and authority to sell the Stock to Buyer as contemplated by this Agreement, free and clear of all liens and encumbrances and all restrictions on transfer (other than as may be imposed by applicable federal and state securities laws), taxes, interests, options, subscriptions, warrants, puts, calls, purchase rights, preemptive or similar rights, security interests, pledges, commitments, contracts, equities, claims and demands. At the Closing, Buyer will acquire the Stock constituting all outstanding shares of capital stock of SNS.

         2.7 Contracts. Schedule 2.7, which is organized by type of agreement, contains a complete and accurate list of all material agreements to which SNS is a party or by which it is bound (the "Contracts"), except that Schedule 2.14 contains a list of all material agreements to which SNS is a party relating to the Proprietary Rights, as defined in Section 2.14 (including agreements pursuant to which SNS has obtained any rights to such assets), excluding end-user object code licenses.
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         2.8 Material Assets. Schedule 2.8 consisting of Fixed Asset Listing
Excluding Inventory, Capitalized System/2000S and Related Equipment and Inventory, Sections 1-3, contains a list of all material assets owned by SNS ("Material Assets"). Except as set forth in Schedule 2.8, SNS has legal and marketable title to all of the Material Assets subject to no encumbrance, lien, charge or other restriction,

         2.9 Environmental Matters. Except as set forth in Schedule 2.9, to the knowledge of Seller:

                  (a) SNS possesses all governmental and other licenses it is required to carry under any Environmental Law, as defined below, for its business as now conducted. No material violation exists in respect of, and no proceeding is pending or threatened to revoke or limit, any such License. SNS has complied in material respects with, and is not now in material violation of, all Environmental Laws. SNS has not taken any action or inaction resulting in any Contamination that was required to be reported to a governmental body under any Environmental Law that was not so reported.

                  (b) No real property currently owned or, to its knowledge without investigation, leased or occupied by SNS is used as a hazardous waste treatment, storage or disposal facility within the meaning of Subtitle C of the Resource Conservation and Recovery Act ("RCRA") or any comparable state Environmental Law. No real property currently owned, or to its knowledge without investigation, leased or occupied by SNS is listed on the National Priority List or the Comprehensive Environmental Response, Compensation and Liability Information System list compiled by the Environmental Protection Agency or any comparable list compiled by any state.

                  (c) SNS has not received notice from any governmental agency or other person that it has been named as a responsible or potentially responsible party with respect to any site listed on the lists described in
Section 2.9(d) or that it otherwise is potentially liable for Contamination under any Environmental Law.

                  (d) No portion of any property currently owned, or to its knowledge without investigation, leased or occupied by SNS is Contaminated. With respect to property previously owned, leased or occupied by SNS, SNS did not cause any Contamination during SNS's ownership, lease or occupancy.

For purposes of this Agreement, "Environmental Law" means any federal, state or local statute, regulation or ordinance pertaining to the protection of human health or the environment and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such laws. "Hazardous Substance" means any hazardous, toxic, radioactive or infectious substance, material or waste as defined, listed or regulated under any Environmental Law, and includes without limitation petroleum oil and its fractions. "Contamination" means the existence (actual or reasonably suspected) in the environment of a Hazardous Substance, if the existence or suspected existence of such Hazardous Substance requires any investigatory, remedial, removal or other response action under any Environmental Law, if such response action legally could be required by any governmental authority, or if such response action otherwise is reasonable or appropriate under the circumstances.

         2.10 Tax Matters. Except as set forth in Schedule 2.10, SNS has filed or Seller will cause SNS to file in a timely fashion all United States, state, local and foreign tax returns and reports heretofore required to be filed by it and has paid and withheld all taxes shown as due thereon or otherwise required to be paid or withheld with respect to all periods ending on or prior to the Closing Date, and no taxing authority has asserted any deficiency in the payment of any tax or informed SNS or Seller that it intends to assert any such deficiency or to make any audit or other investigation of SNS or Seller for the purpose of determining whether such a deficiency should be asserted against SNS or Seller.

         2.11 Employee Benefits. Schedule 2.11 lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established, maintained or contributed to by Seller, and complete and accurate copies of all those plans or arrangements have been provided to Buyer.

         2.12 Financial Statements. Seller has delivered to Buyer SNS's unaudited financial statements for the years ended December 31, 1994 and 1995 and SNS's unaudited fiscal statements for the period ended February 29, 1996 (collectively, the "Financial Statements"). The Financial Statements were prepared according to generally accepted accounting principles, applied on a consistent basis, and present fairly the fiscal position and results of operations of SNS as of the dates and for the periods specified therein, subject, in the case of unaudited financials, to
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normal year-end adjustments and the absence of footnotes. The interim balance sheet dated February 29, 1996 accurately states or discloses all of SNS's material liabilities, contingent liabilities and accounts receivable.

         2.13 Undisclosed Liabilities. Except for liabilities or obligations described in Schedule 2.13 or in another Schedule to this Agreement, neither SNS nor any of the property of SNS is subject to any material liability or obligation, whether absolute, contingent, known or unknown, that was not included or adequately reserved against in the Financial Statements, including without limitation any such liability or obligation arising after the date of the interim balance sheet dated February 29, 1996.

         2.14 Intellectual Property. Schedule 2.14 contains a list and summary description of all of all patents owned or used by SNS or patent applications filed by SNS and all trademarks, trade names, service marks and copyrights, or applications therefor, owned or used by SNS and a list of all material agreements relating to the Proprietary Rights, as hereinafter defined, to which SNS is a party. SNS owns, or possesses adequate licenses or other rights to use, all computer software, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information or other rights with respect thereto used in its business ("Proprietary Rights"), and the Proprietary Rights are sufficient to conduct such business as it has been and is now being conducted. To the knowledge of Seller, the operations of SNS do not conflict with or infringe upon any proprietary rights owned, possessed or used by any third party. Except as set forth on Schedule 2.14, no one has asserted that such operations conflict with or infringe upon any proprietary rights owned, possessed or used by any third party, and neither Seller nor SNS has received notice of or been threatened with any claims, disputes, actions, proceedings, suits or appeals pending against Seller or SNS with respect to any of the Proprietary Rights.

         2.15 Disclosure. This Agreement does not contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein not misleading. No responsible officer or director of Seller or SNS has intentionally concealed any fact known by such person to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of SNS.

         2.16 Renewal and Survival of Representations and Warranties. All representations and warranties contained in this Article II shall be deemed made as of the date of this Agreement and renewed as of the Closing Date.

         2.17 Schedules. A number of the representations and warranties contained in this Article II refer to Schedules which have not been completed by Seller or approved by Buyer on the date hereof. Seller shall complete and submit to Buyer all such Schedules on or before the Closing Date. Upon completion by Seller and approval by Buyer, such Schedules shall be deemed to have been part of this Agreement as of the date hereof.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents and warrants to Seller as follows:

         3.1 Corporate Existence and Authority. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be qualified and in which the failure to be so qualified could have a material adverse effect on the business, properties, operations or financial condition of Buyer. Schedule 3.1 contains complete and accurate copies of Buyer's articles of incorporation and bylaws and a list of all states in which Buyer is qualified or licensed to do business. Buyer has the full corporate power and authority to enter into and perform its obligations under this Agreement and carry out its terms. Buyer has taken all corporate action necessary to authorize the execution, delivery and performance of this
Agreement. This Agreement has been duly and validly executed and delivered by Buyer and is binding upon and enforceable against Buyer in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors and except as enforceability may be limited by rules of law governing specific performance, injunctive relief or other equitable remedies.
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         3.2 No Adverse Consequences. Neither the execution and delivery of this
Agreement by Buyer nor the consummation of the transactions contemplated by this Agreement will (a) violate or conflict with any provision of Buyer's articles of incorporation or bylaws, (b) violate any law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Buyer, (c) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions or provisions of, result in the loss of any benefit to Buyer under, or constitute a default under, any agreement, instrument, license or permit to which Buyer is a party or by which it is bound or (d) require any notices to or consent of any third party, including without limitation any governmental agency.

         3.3 Legal Proceedings. Except as set forth in Schedule 3.3, there is neither pending nor, to the knowledge of Buyer, threatened by or against Buyer any legal action, claim, arbitration, investigation or administrative proceeding before any governmental authority that could have a material adverse effect on Buyer following the Closing or enjoin or restrict the right or ability of Buyer to perform its obligations under this Agreement and, to the knowledge of Buyer, there is no basis for any such claim, litigation, proceeding or investigation.

         3.4 Financial Capacity. Buyer has the financial capacity to perform its payment obligations under this Agreement.

         3.5 Securities Law. Buyer will acquire the Stock for its own account for investment purposes and not with a view toward any resale or distribution thereof.

         3.6 Renewal and Survival of Representations and Warranties. All representations and warranties contained in this Article III shall be deemed made as of the date of this Agreement and renewed as of the Closing Date.

                                   ARTICLE IV
                                   COVENANTS

         4.1 Continuation of Business. Seller shall, and shall cause SNS to, use its best efforts to keep the business and organization of SNS intact until the Closing and carry on the business of SNS in its usual manner until Closing.

         4.2 Severance Claims of Former SNS Employees. Effective on and after the Closing, Seller shall assume and be directly liable with respect to, and shall promptly discharge any liability of SNS or Seller for, severance claims of any of the former employees of SNS discharged by SNS or Seller by notice of termination letters on February 19, 1996. Buyer will not hire, or cause SNS to hire, any former employee of SNS to which severance payments have been made pursuant to such termination letters.

         4.3 Retention of Employees. Effective upon the Closing, Buyer will cause SNS to continue the employment in Horsham, Pennsylvania of each SNS employee employed on the Closing Date, at the same salary as that paid by SNS to such employee prior to the Closing. Following the Closing, Buyer shall cause SNS to offer its employees benefits consistent with those offered by Buyer to its employees.

         4.4 Use of Labeled Parts. SNS shall have the right after the Closing to use all parts in its inventory on the Closing Date labeled with any label of Seller.

         4.5 Assumption of Responsibility for Operating Expenses. The parties anticipate that the Closing will occur on or about April 1, 1996. If the Closing occurs subsequent to April 1, 1996 and Seller has made advances to SNS or paid outright any operating expenses attributable to SNS or its business relating to any period on or after April 1, 1996, Buyer shall reimburse, or cause SNS to reimburse, Seller immediately following the Closing for such expenditures but only to the extent that any such advances or expenditures are made or incurred, as the case may be, in accordance with Section 4.1.

         4.6 Conversion of Intercompany Payable to Equity. Prior to the Closing, Seller will take all corporate action necessary to convert all intercompany payables owing by SNS to Seller as of April 1, 1996 (and if the Closing occurs subsequent to April 1, 1996, any amounts advanced or expended by Seller on behalf of SNS to the extent the same are not reimbursable by SNS and Buyer under
Section 4.5) into equity of SNS in the form of paid-in capital and will provide evidence to Buyer of such conversion of intercompany payables to paid-in capital.
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         4.7 Survival.  All covenants hereunder shall survive for a period of 12 months from the Closing Date.

         4.8 Name Change. Buyer shall take all actions, at its expense, as may be necessary to change the name of SNS on or immediately after the Closing.

                                   ARTICLE V
                CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE

         5.1 Conditions to Seller's Obligation to Close. All obligations of Seller to consummate the transactions described herein are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

                  (a) (i) Buyer shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed, (ii) all representations and warranties made by Buyer in this Agreement shall be true in all material respects when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing, and (iii) Buyer shall have delivered to Seller a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 5.2(a)(i) and 5.2(a)(ii).

                  (b) At the Closing Date, no action, suit, or other proceeding shall have been overtly threatened or instituted against Buyer to restrain, enjoin, or otherwise prevent the consummation of this Agreement.

         5.2 Conditions to Buyer's Obligation to Close. All obligations of Buyer to consummate the transactions described herein are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) (i) Seller shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so complied with or performed, (ii) all representations and warranties made by Seller in this Agreement and the statements made by Seller in the Schedules attached hereto or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement shall be true in all material respects when made and at and as of the time of the Closing as though such representations and warranties were made at and as of the Closing, and (iii) Seller shall have delivered to Buyer a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 5.3(b)(i) and 5.3(b)(ii).

                  (b) At the Closing Date, no action, suit, or other proceeding shall have been overtly threatened or instituted against Seller or SNS to restrain, enjoin, or otherwise prevent the consummation of this Agreement.

                  (c) Seller shall have delivered to Buyer resignations of all officers and directors of SNS.

                                   ARTICLE VI
                                  TERMINATION

         6.1 Termination. This Agreement and the transactions contemplated hereunder may be terminated at any time prior to the Closing without further liability or obligations on the part of the terminating party only in the following manner:

                  (a) By mutual written consent of Seller and Buyer;

                  (b) By Seller or by Buyer if (i) any of the conditions to Closing contained in Article V have not been fulfilled through no fault on the part of the terminating party or (ii) any transactions contemplated hereby shall not have been consummated by April 30, 1996, or a later date mutually agreed to in writing by the parties hereto, through no fault on the part of the terminating party; or

                  (c) By Buyer or Seller, if not then in default, upon notice to the other party that the terminating party, in its reasonable discretion, is dissatisfied with any of the Schedules provided hereunder by the other party.
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         6.2 Procedure; Effect of Termination. If either party elects to terminate this Agreement pursuant to this Article VI by notice to the other party, or both parties by mutual consent agree to terminate this Agreement pursuant to this Article VI, each of the parties shall be released from all liabilities and obligations under this Agreement and shall have no liability to the other.

                                  ARTICLE VII
                                 INDEMNIFICATION

         7.1 Seller Indemnification. Seller agrees to indemnify, protect, reimburse and defend Buyer against and hold Buyer, and its shareholders, officers, directors, employees and agents (collectively, "Buyer Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities and related expenses to which a Buyer Indemnitee becomes subject due to, or arising out of or resulting from, any breach or inaccuracy of any representation or warranty of Seller made in this Agreement or any failure by Seller to fulfill any of its covenants or agreements hereunder.

         7.2 Buyer Indemnification. Buyer agrees to indemnify, protect, reimburse and defend Seller against and hold Seller, and its shareholders, officers, directors, employees and agents (collectively, "Seller Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities and related expenses to which a Seller Indemnitee becomes subject due to, or arising out of or resulting from, any breach or inaccuracy of any representation or warranty of Buyer made in this Agreement or any failure by Buyer to fulfill any of its covenants or agreements hereunder.

         7.3 Indemnification Procedure. Promptly after receipt by a party (the "Indemnified Party") of notice of any complaint or the commencement of any action or proceeding by a party which is the subject of indemnification hereunder, the Indemnified Party will notify the party required to indemnify the Indemnified Party (the "Indemnified Party") in writing of such complaint or with the commencement of such action or proceeding and furnish such Indemnifying Party with copies of all claims, demands, documents, pleadings or other writings or information in connection therewith and, such Indemnifying Party will assume the defense of such complaint, claim, action or proceeding, and the payment of all expenses and costs with respect thereto. The Indemnified Party shall have the right to employ its own separate counsel, but the fees and expenses of such.

         8.4 Waiver. Failure of either party at any time to require performance of any provision of this Agreement shall not limit such party's right to enforce such provision, nor shall any waiver of any breach of any provision of this Agreement constitute a waiver of any succeeding breach of such provision or a waiver of such provision itself. Any waiver of any provision of this Agreement shall be effective only if set forth in writing and signed by the party to be bound.

         8.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Oregon.

         8.6 Severabilitv. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term or provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         8.7 Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision of this Agreement.

         8.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, binding on the parties. If this Agreement is executed in counterpart, each party will transmit by facsimile a copy of the signed counterpart upon execution and will cause an executed original counterpart to be transmitted by courier service to the other party.

         8.9 Amendments, Waiver. Except for any termination of this Agreement by Buyer expressly permitted under Section 6. 1, this Agreement may not be modified, amended or terminated except by the written agreement of Seller and Buyer. A party may waive one or more of its rights under this Agreement only in a written instrument signed by the party.

         8.10 Authority. The person executing this Agreement on behalf of each party warrants that she/he has the authority to execute this Agreement and to so bind that party as provided herein.

         8.11 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered, sent by registered or certified mail, postage prepaid, return receipt requested or by facsimile. Any notice, if mailed, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed. Notices shall be given to the following persons:

         To Buyer:         Atlas Telecom, Inc.
                           4640 SW Macadam Avenue
                           Portland, OR 97210
                           Attention: J. Bradford Shiley
                           Facsimile No.: (503) 228-0368

         With a copy to:   Stoel Rives LLP
                           900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204
                           Attention: Henry H. Hewitt
                           Facsimile No.: (503) 220-2480

         To Seller:        Syntellect Inc.
                           15810 N 28th Avenue
                           Phoenix, AZ 85023
                           Attention:  Neal Miller, Chief Financial Officer
                           Facsimile No.:  (602) 789-2899

         With a copy to:   Snell & Wilmer
                           Attention: Greg Hall
                           One Arizona Center
                           Phoenix, AZ 85004-0001
                           Facsimile No.: (602) 382-6070

         8.12 Disputes. Seller and Buyer agree that in the event of any dispute concerning their respective rights and obligations under this Agreement, the dispute will be resolved by arbitration before a panel of three arbitrators. Seller shall select one arbitrator, Buyer shall select one arbitrator and the two arbitrators chosen by the parties shall select the third arbitrator. The decision of the arbitrators will be final and binding on the parties. The arbitration will take place in Multnomah County, Oregon, pursuant to the commercial arbitration rules of the American Arbitration Association. The prevailing party will be entitled to an award of its reasonable attorneys' fees, costs and expenses incurred in preparation for and through the arbitration. The parties agree that the arbitrator shall have no authority to enter an award of punitive damages.

                                   ARTICLE IX
                                  DEFINITIONS

Defined term                                                Definition Section
"Agreement"                                                 Preamble
"Closing" and "Closing Date"                                1.3
"Contamination"                                             2.9
"Contracts"                                                 2.7
"SNS"                                                       Recitals
"Environmental Law"                                         2.9
"Financial Statements"                                      2.12
"Hazardous Substance"                                       2.9
"Indemnified Party"                                         7.5
"Indemnified Persons"                                       7.4
"Indemnifying Party"                                        7.5
"Losses"                                                    7.1(a)
"Material Assets"                                           2.8
"Proprietary Rights"                                        2.14
"Seller"                                                    Preamble
"Seller Indemnitee"                                         7.3
"Purchase Price"                                            1.2
"RCRA"                                                      2.9(b)
"Buyer"                                                     Preamble
"Buyer Indemnitee"                                          7.2
"Stock"                                                     1.1

         The parties ahve executed this Stock Purchase Agreement as of the date first set forth above.

                                 SYNTELLECT INC.

                              By: /s/ Neal Miller
                                  ----------------------------------------------
                              Title:  Vice President and Chief Financial Officer

                              ATLAS TELECOM, INC.


                              By: /s/  J. Bradford Shiley
                                  ----------------------------------------------
                              Title:  Corporate Secretary